Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION

906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of CuraGen Corporation (the “Company”) for the period ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Frank M. Armstrong, M.D., President and Chief Executive Officer of the Company, and David M. Wurzer, Executive Vice President, Chief Financial Officer and Treasurer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Frank M. Armstrong, M.D.
Dated: March 14, 2007	Frank M. Armstrong, M.D.
President and Chief Executive Officer

/s/ David M. Wurzer
Dated: March 14, 2007	David M. Wurzer
Executive Vice President, Chief Financial Officer and Treasurer

A signed original of this written statement required by Section 906 has been provided to CuraGen Corporation and will be retained by CuraGen Corporation and furnished to the Securities and Exchange Commission or its staff upon request.